EX-99.B(e)(2)

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

DATED AS OF SEPTEMBER 16, 2002,

AS AMENDED SEPTEMBER 16, 2004, JUNE 23, 2006, DECEMBER 7, 2006,

DECEMBER 5, 2007, SEPTEMBER 17, 2009, DECEMBER 9, 2009,

SEPTEMBER 14, 2010, DECEMBER 6, 2011 AND MARCH 28, 2012

BETWEEN

SEI INSTITUTIONAL INVESTMENTS TRUST

AND

SEI INVESTMENTS DISTRIBUTION CO.

This Agreement shall apply with respect to portfolios of the Trust, either now existing or in the future created.  The following is a listing of the current portfolios of the Trust:

Large Cap Fund

Small Cap Fund

International Equity Fund

Emerging Markets Equity Fund

Core Fixed Income Fund

High Yield Bond Fund

Large Cap Index Fund

Large Cap Disciplined Equity Fund

Large Cap Diversified Alpha Fund

Small/Mid Cap Equity Fund

Long Duration Fund

Global Equity Fund

World Equity Ex-US Fund

Emerging Markets Debt Fund

Real Return Fund

U.S. Managed Volatility Fund

Enhanced LIBOR Opportunities Fund

Screened World Equity Ex-US Fund

Strategic U.S. Large Cap Equity Fund

Dynamic Asset Allocation Fund

Ultra Short Duration Bond Fund

Extended Market Index Fund

Small Cap II Fund

Long Duration Corporate Bond Fund